As Filed With the Securities and Exchange Commission on January 13, 2014

Registration No. 333-193279

________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM S-8 POS No. 1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_____________________

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

_____________________

Nevada (State or other jurisdiction of incorporation or organization)	4093 Oceanside Boulevard, Suite B Oceanside, California 92056	45-1226465 (I.R.S. Employer Identification Number)
(Address, including zip code, of Principal Executive Offices)

_____________________

Therapeutic Solutions International, Inc.

2013 Stock Incentive Plan

(Full title of the plan)

_____________________

Timothy G. Dixon

Chief Executive Officer

Therapeutic Solutions International, Inc.

4093 Oceanside Boulevard, Suite B

Oceanside, California 92056

(Name and address of agent for service)

(760) 295-7208

(Telephone number, including area code, of agent for service)

_____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer .	Accelerated filer .	Non-accelerated filer .	Smaller reporting company X .

___________________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.001 par value	20,000,000 shares	$.0035	$70,000	$9.02

(1)

This registration statement (this “Registration Statement”) is being filed for purposes of registering 20,000,000 shares of common stock of Therapeutic Solutions International, Inc. (the “Registrant”), issuable pursuant to our 2013 Stock Incentive Plan, as the same may be amended or restated (the “2013 Stock Incentive Plan”).  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares that may be offered or issued as a result of stock splits, stock dividends, or similar transactions.

(2)

Estimated pursuant to Rule 457(h) and Rule 457(c) of the General Rules and Regulations under the Securities Act for the purpose of computing the registration fee, based on the average of the high and low sales price on the OTCQB market on January 7, 2014, which was $.0035.

This Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the registration statement on Form S-8 (Registration No. 333-193279) previously filed by Therapeutic Solutions International, Inc. (the “Company”), with the Securities and Exchange Commission on January 10, 2014 (the “Registration Statement”), pertaining to the registration of 20,000,000 common shares of the Company, par value $0.001 per share (the “Shares”), under the Therapeutic Solutions International, Inc. 2013 Stock Incentive Plan. The reasons we are filing this Post-Effective Amendment  are to insert dates in the appropriate places and to correct a typographical error in the first paragraph under the heading “Introduction” wherein the total number of shares to be covered by the S-8 Registration should have been listed as 20,000,000 instead of 18,000,000.

INTRODUCTION

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with respect to the issuance of 20,000,000 shares of its common stock, $0.001 par value per share (the “Common Stock”), under the Registrant’s 2013 Stock Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in Part I of Form S-8 will be sent or given to the individuals who participate in the 2013 Stock Incentive Plan in accordance with Rule 428(b)(1) of the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 of the Securities Act, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Registrant’s 2013 Stock Incentive Plan are available without charge by contacting: Secretary, Therapeutic Solutions International, Inc., 4093 Oceanside Boulevard, Suite B, Oceanside, California 92056 or by calling (760) 295-7208.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents which have been filed (other than filings or portions of filings that are furnished under applicable SEC rules rather than filed) by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

(a)

The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on March 29, 2013;

(b)

All current and periodic reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2012; and

(d)

The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission on November 21, 2011, including any amendments thereto or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed (other than filings or portions of filings that are furnished under applicable Commission rules rather than filed) by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under current Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 78.751 of the Nevada Revised Statutes provides that a corporation may indemnify a director or officer made a party to a proceeding (other than a proceeding by or in the right of the corporation) by reason of the fact that such person was a director or officer, against expenses and liabilities in connection with any proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

The Registrant’s Articles of Incorporation and Bylaws include provisions (i) to reduce the personal liability of the Registrant’s directors for monetary damage resulting from breaches of their fiduciary duty, and (ii) to permit the Registrant to indemnify its directors and officers to the fullest extent permitted by Nevada law.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation (incorporated herein by reference to Form 10-K filed October 31, 2012)
3.1.1	Articles of Merger, filed February 22, 2011 (incorporated herein by reference to Form 10-K filed October 31, 2012)
3.1.2	Certificate of Amendment to Articles of Incorporation filed October 15, 2012 (incorporated herein by reference to Form 8-K filed October 17, 2012)
3.2	Bylaws (incorporated herein by reference to Form SB-2 filed November 21, 2007)
3.2.1	Bylaws amendments adopted August 22, 2012, August 24, 2012 and September 26, 2012 (incorporated herein by reference to Form 10-K filed October 31, 2012)
4.1

Therapeutic Solutions International, Inc. 2012 Stock Incentive Plan (incorporated by reference to the Appendix of Registrant’s Proxy Statement filed on January 27, 2012, as amended on January 30, 2012).

5.1	Legal Opinion of Mailander Law Office, Inc.*
23.1	Consent of Independent Registered Public Accounting Firm.*
23.2	Consent of Stradling Mailander Law Office, Inc. (included in its opinion filed as Exhibit 5.1 in this Registration Statement).*

* Filed herewith

Item 9.  Undertakings.

(a)

Subsequent Disclosure

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

Incorporation by Reference

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Commission Position on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oceanside, State of California, on January 13, 2014.

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC.

By:   /s/ Gerry Berg

Gerry Berg

Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy G. Dixon Timothy G. Dixon	Chief Executive Officer and President (Principal Executive Officer) and Director	January 13, 2014

/s/ Gerry Berg Gerry Berg	Chief Financial Officer (Principal Financial and Accounting Officer) and Director	January 13, 2014

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation (incorporated herein by reference to Form 10-K filed October 31, 2012)
3.1.1	Articles of Merger, filed February 22, 2011 (incorporated herein by reference to Form 10-K filed October 31, 2012)
3.1.2	Certificate of Amendment to Articles of Incorporation filed October 15, 2012 (incorporated herein by reference to Form 8-K filed October 17, 2012)
3.2	Bylaws (incorporated herein by reference to Form SB-2 filed November 21, 2007)
3.2.1	Bylaws amendments adopted August 22, 2012, August 24, 2012 and September 26, 2012 (incorporated herein by reference to Form 10-K filed October 31, 2012)
4.1

Therapeutic Solutions International, Inc. 2012 Stock Incentive Plan (incorporated by reference to the Appendix of Registrant’s Proxy Statement filed on January 27, 2012, as amended on January 30, 2012).

5.1	Legal Opinion of Mailander Law Office, Inc.*
23.1	Consent of Independent Registered Public Accounting Firm.*
23.2	Consent of Stradling Mailander Law Office, Inc. (included in its opinion filed as Exhibit 5.1 in this Registration Statement).*

*  Filed herewith